EXHIBIT 23.3


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-114496 and 333-121039 on Form S-3, and Nos. 333-105974, 333-116014, and
333-122716 on Form S-8 of our report, dated March 15, 2005, appearing in this Annual Report on Form 10-K of Gasco Energy, Inc. for the year ended December 31, 2004.

/s/ Hein & Associates LLP
Denver, Colorado
March 15, 2005